UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 30, 2006

DrugMax, Inc.
(Exact name of registrant as specified in its charter)

STATE OF NEVADA	1-15445	34-1755390
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

312 Farmington Avenue
Farmington, CT 06032-1968
(Address of principal executive offices)

Registrant’s telephone number, including area code: (860) 676-1222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On March 30, 2006, DrugMax, Inc. entered into an employment agreement with James A. Bologa, pursuant to which, commencing April 13, 2006, Mr. Bologa will serve as DrugMax’s Senior Vice President and Chief Financial Officer. The initial term of the agreement ends on April 12, 2009, provided that the agreement will renew automatically for successive one-year terms, except that after the initial term either party may terminate the agreement by providing the other party notice of termination 90 days prior to the proposed termination date. Pursuant to the agreement, Mr. Bologa will receive a base salary of $240,000. Additionally, Mr. Bologa will be entitled to participate, at the discretion of the board, in any incentive or bonus plan adopted by the compensation committee, based on performance goals set by the board from time to time. As a signing bonus, effective on the date his employment commences (April 13, 2006), Mr. Bologa will receive an option to purchase up to 100,000 shares of DrugMax common stock at fair market value on April 13, 2006 and a grant of 100,000 shares of DrugMax restricted common stock. Mr. Bologa’s employment agreement also contains standard termination provisions for disability, for cause, and for good reason, and it also contains non-compete and confidentiality provisions that prohibit him from disclosing certain information belonging to DrugMax. A copy of Mr. Bologa’s employment agreement is attached hereto as Exhibit 10.1. This summary is qualified by reference to that agreement.

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As stated above, effective April 13, 2006, Mr. Bologa, who is 42 years of age, shall become DrugMax’s Senior Vice President and Chief Financial Officer. Concurrently, James E. Searson, DrugMax’s current Chief Financial Officer, shall become DrugMax’s Senior Vice President and Chief Operating Officer. On March 31, 2006, DrugMax issued a press release related to Mr. Bologa and Mr. Searson’s appointments, a copy of which is attached hereto as Exhibit 99.1.

Since 2004, Mr. Bologa has served as Executive Vice President and Chief Financial Officer of Daticon, Inc., a privately held company, providing electronic document management conversion services. From 2001 to 2004, Mr. Bologa served as Vice President and Controller of TranSwitch Corporation (Nasdaq: TXCC), a communications semiconductor company. Prior to working for TranSwitch Corporation, beginning in 2000, Mr. Bologa served as Chief Financial Officer of Katerra Corporation, a privately held company developing internet gaming software. Mr. Bologa, a certified public accountant began his career with PricewaterhouseCoopers LLP. Mr. Bologa has a B.S. in Accounting from Elmira College.

See Item 1.01 for additional information related to Mr. Bologa’s employment agreement.

Item 9.01  Financial Statements and Exhibits.

10.1	Employment Agreement between DrugMax, Inc. and James A. Bologa dated March 30, 2006
99.1	Press Release dated March 31, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

DRUGMAX, INC.

By:	/s/ Edgardo A. Mercadante
Edgardo A. Mercadante,
Chief Executive Officer, President and Chairman of the Board

Dated: March 31, 2006

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1	Employment Agreement between DrugMax, Inc. and James A. Bologa dated March 30, 2006
99.1	Press Release dated March 31, 2006